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                                    EXHIBIT A

         THIS EXHIBIT A, dated as of May 9, 2001, is Exhibit A to that certain Transfer Agency Services Agreement dated as of November 1, 1999 between PFPC Inc. and WT Mutual Fund.

                                     SERIES

                           Premier Money Market Series
                            Prime Money Market Series
                             U.S. Government Series
                                Tax-Exempt Series
                         Short/Intermediate Bond Series
                            Intermediate Bond Series
                              Municipal Bond Series
                             Large Cap Growth Series
                           WT Large Cap Growth Series
                              Large Cap Core Series
                              Small Cap Core Series
                       International Multi-Manager Series
                             Large Cap Value Series
                              Mid Cap Value Series
                             Small Cap Value Series
                                 Mid Cap Series
                          Science and Technology Series
                           Socially Responsible Series
                                 Balanced Series
                               WT Balanced Series